Exhibit 99.1

Southern Company to Acquire AGL Resources in $12 Billion Transaction,
Creating Leading U.S. Electric and Gas Utility

•	Creation of new, U.S.-leading electric and natural gas utility with approximately nine million utility customers in nine states

•	AGL Resources shareholders to receive $66 per share, a premium of 36 percent

•	Transaction expected to be accretive to Southern Company earnings per share in first year

ATLANTA, Aug. 24, 2015 - Southern Company (NYSE:SO) and AGL Resources (NYSE: GAS) today announced that the boards of directors of both companies have approved a definitive merger agreement to create America’s leading U.S. electric and gas utility company. Pursuant to the agreement, AGL Resources will become a new wholly owned subsidiary of Southern Company in a transaction with an enterprise value of approximately $12 billion, including a total equity value of approximately $8 billion.

For Southern Company, this transaction is anticipated to:

•	Be accretive to earnings per share (EPS) in the first full year following the close of the transaction;

•	Accelerate expected long-term EPS growth to 4-5 percent;

•	Preserve its strong financial profile and further support investment in the company’s diversified energy platform; and

•	Enhance the ability to increase the growth rate of its dividend, subject to board of directors’ approval.

Under the terms of the agreement, AGL Resources’ shareholders will be entitled to receive $66 in cash for each share of AGL Resources common stock.

This represents a premium of 36.3 percent to the volume-weighted average stock price of AGL Resources over the last 20 trading days ended Aug. 21, 2015.

When completed, the combination will better position the companies to provide necessary natural gas infrastructure to meet customers’ growing energy needs, and will create the second-largest utility company in the U.S. by customer base with:

•	Eleven regulated electric and natural gas distribution companies providing service to approximately nine million customers with a projected regulated rate base of approximately $50 billion;

•	Operations of nearly 200,000 miles of electric transmission and distribution lines and more than 80,000 miles of gas pipelines; and

•	Generating capacity of approximately 46,000 megawatts.

“As America’s leader in developing the full portfolio of energy resources, we believe the addition of AGL Resources to our business will better position Southern Company to play offense in supporting America’s energy future through additional natural gas infrastructure,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “For some time we have expressed our desire to explore opportunities to participate in natural gas infrastructure development. With AGL Resources’ experienced team operating premier natural gas utilities and their investments in several major infrastructure projects, this is a natural fit for both companies.

Moreover, this transaction is expected to position Southern Company to enhance earnings growth while maintaining a strong balance sheet and improving cost-effectiveness.”

“We believe this combination will also advance our customer-focused business model. AGL Resources and Southern Company have long been leading corporate citizens and the combined company will further our support of all of the communities we serve,” Fanning added.

The Southern Company system is known for regularly outperforming industry peers in reliability, with prices below the national average and the highest customer satisfaction among peer utilities as measured by the Customer Value Benchmark survey.

“AGL Resources’ management team and board of directors wholeheartedly support this transaction, and we believe it will provide new opportunities and enhanced value for our shareholders, customers and employees. The purchase price is reflective of the strong platform for growth that we have diligently cultivated over the past several years, and accelerates value recognition for these efforts,” said AGL Resources Chairman and CEO John W. Somerhalder, II.

Somerhalder also said, “Importantly, both companies are committed to safely delivering clean, reliable, affordable energy while providing customers with world-class service. The respective models of Southern Company and AGL Resources focus on the fundamental values of safety, operational excellence and environmental stewardship.

“We’ve found a strong partner in Southern Company with its complementary businesses, excellent reputation and shared values. They have committed to continuing our tradition of community and philanthropic support and exceptional service to customers. We look forward to working with Southern Company to complete the transaction as expeditiously as possible and ensure a smooth transition.”

Benefits of Transaction

•	For investors it will create a unique platform that is well-positioned to compete for growth across the energy value chain;

•	For customers it will strengthen reliability and improve current and future energy infrastructure development; and

•	For communities it will provide for the expansion of the companies’ customer-focused business models.

For more information about how this agreement creates America’s leading energy company, visit www.doingenergybetter.com.

Structure and Organization

After closing, AGL Resources will continue to maintain its own management team and board of directors, and, as is the case with Southern Company’s other operating subsidiaries, AGL Resources will continue to maintain its own corporate headquarters, which for AGL Resources is in Atlanta. Customers will continue to be served by their current gas and electric utility companies.

Until the transaction has received all necessary approvals and has closed, the companies will continue to operate as separate entities.

Financing

Southern Company has committed financing from Citigroup Global Markets Inc. and plans to put long-term financing in place prior to the closing of the transaction.

Approvals and Timing

Completion of the transaction is conditioned upon, among other things, the approval of the AGL Resources shareholders and certain state utility and other regulatory commissions. The transaction is also subject to the notification and clearance and reporting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The companies expect to complete the transaction in the second half of 2016.

Advisors

Citigroup Global Markets Inc. is serving as the exclusive financial advisor and Jones Day, Gibson Dunn & Crutcher LLP and Troutman Sanders LLP are serving as legal counsel to Southern Company. Goldman, Sachs & Co. is serving as the exclusive financial advisor and Cravath, Swaine & Moore LLP is serving as legal counsel to AGL Resources.

Analyst and Investor Webcast and Conference Call
Southern Company and AGL Resources will host a conference call and live Internet webcast with a slide presentation to discuss this announcement today, Aug. 24, 2015 at 10 a.m. ET.

Investors, media and the public may listen to a live webcast of the call and view the associated slides at investor.southerncompany.com. A replay of the webcast will be available at the site for 12 months.

About Southern Company

With more than 4.5 million customers and approximately 46,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast through its subsidiaries. A leading U.S. producer of clean, safe, reliable and affordable electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and affordable prices that are below the national average. Through an industry-leading commitment to innovation, Southern Company and its subsidiaries are inventing America’s energy future by developing the full portfolio of energy resources, including nuclear, 21st century coal, natural gas, renewables and energy efficiency, and creating new products and services for the benefit of customers. Southern Company has been named by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer, listed by Black Enterprise magazine as one of the 40 Best Companies for Diversity and designated a 2014 Top Employer for Hispanics by Hispanic Network. The company earned the 2014 National Award of Nuclear Science and History from the National Atomic Museum Foundation for its leadership and commitment to nuclear development, and is continually ranked among the top utilities in Fortune’s annual World’s Most Admired Electric and Gas Utility rankings. Visit www.southerncompany.com.

About AGL Resources

AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves over one million retail customers through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management and ownership and operation of natural gas storage facilities. AGL Resources is a Fortune 500 company and a member of the S&P 500 Index. For more information, visit www.aglresources.com.

Cautionary Statements Regarding Forward-Looking Information

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected benefits of the transaction, such as growth potential, market profile, financial strength, and enhanced earnings per share, the potential financing of the transaction and the expected timing of the completion of the transaction. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,”

“continue” and the negative or plural of these words and other comparable terminology. Although Southern Company and AGL Resources believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources shareholders and government or regulatory agencies (including the terms of such approvals); the possibility that long-term financing for the transaction may not be put in place prior to the closing; the risk that a condition to closing of the merger or the committed financing may not be satisfied; the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected; the credit ratings of the combined company or its subsidiaries may be different from what the parties expect; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the diversion of management time on transaction-related issues; the impact of legislative, regulatory and competitive changes; and other risk factors relating to the energy industry, as detailed from time to time in each of Southern Company’s and AGL Resources’ reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of Southern Company’s and AGL Resources’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2014 and Item 1.A in each of Southern Company’s and AGL Resources’ most recent Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015. Southern Company and AGL Resources caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Southern Company and AGL Resources, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Southern Company or AGL Resources or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this release. Neither Southern Company nor AGL Resources undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between Southern Company and AGL Resources. In connection with the transaction, AGL

Resources intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form.  INVESTORS OF AGL RESOURCES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES, AND THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AGL Resources with the SEC at the SEC’s website at www.sec.gov, at AGL Resources’ website at www.aglresources.com or by sending a written request to AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569. Security holders may also read and copy any reports, statements and other information filed by Southern Company and AGL Resources with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Southern Company, AGL Resources and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Southern Company’s directors and executive officers is available in Southern Company’s proxy statement filed with the SEC on April 10, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding AGL Resources’ directors and executive officers is available in AGL Resources’ proxy statement filed with the SEC on March 17, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Southern Company Contact

Southern Company Media Relations
866-506-5333

AGL Resources Contact

AGL Resources Media Relations
404-584-3873